SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 5, 2003

INRANGE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31517 (Commission File Number)	06-0962862 (I.R.S. Employer Identification No.)
100 Mt. Holly By-Pass
P.O. Box 440
Lumberton, New Jersey 08048

(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (609) 518-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-99.1 Press Release
EX-99.2 Agreement dated April 6, 2003
EX-99.3 Form of Notice of Merger and Appraisal

Item 1. Changes in Control of Registrant

     Computer Network Technology Corporation, a Minnesota corporation (“CNT”), has acquired all of the issued and outstanding capital stock of the registrant, for $2.3132 per share, and approximately $190,000,000 in the aggregate. As of May 4, 2003, the registrant had 74,768,333 shares of Class A Common Stock outstanding and 7,370,118 shares of Class B Common Stock outstanding. The rights of the holders of the Class A Common Stock and Class B common stock were identical, except the holders of Class A Common Stock had five votes per share, and the holders of the Class B Common Stock had one vote per share. SPX Corporation, a Delaware corporation (“SPX”), held all of the issued and outstanding shares of Class A Common Stock, representing approximately 91% of the outstanding shares of Inrange Common Stock. The Class B Common Stock was listed on the Nasdaq National Market System.

     The transaction was consummated pursuant to an Agreement (the “Agreement”) dated as of April 6, 2003, between SPX, CNT and Basketball Corporation, a Delaware corporation (“Basketball”), which is a wholly owned subsidiary of CNT. Pursuant to the Agreement, SPX converted its Class A Common Stock into an equal number of shares of Class B Common Stock on or before the closing. SPX then transferred its Class B Common Stock to Basketball in exchange for a cash payment equal to $2.3132 per share. Immediately following the transfer, Basketball was merged (the “Merger”) into the registrant by a short form merger pursuant to Section 253 of the Delaware General Corporation Law (“DGCL”). Under the terms of the Merger, each share of Class B Common Stock not owned by CNT and its subsidiaries was converted into the right to receive a cash payment of $2.3132 per share. As a result, the registrant became a wholly owned subsidiary of CNT. Holders of record of shares of Class B Common Stock will have the opportunity to demand appraisal rights under Section 262 of the DGCL in lieu of receiving the cash consideration. CNT used cash on hand and cash of the registrant to consummate the transaction.

     The above description is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 99.2, and the form of Notice of Merger and Appraisal Rights which is attached hereto as Exhibit 99.3. The actual notice mailed to holders of record may contain different dates and other information. Holders of record should refer to the actual notice received. Beneficial owners, or those who hold in “street name” through brokerage houses and the like, should contact their broker for more information. Also attached as Exhibit 99.1 is the Press Release announcing the transaction.

Item 7. Financial Statements and Exhibits.

99.1	Press Release dated May 5, 2003. *

99.2	Agreement dated April 6, 2003, among SPX Corporation, a Delaware corporation, Computer Network Technology Corporation, a Minnesota corporation, and Basketball Corporation, a Delaware corporation and wholly owned subsidiary of Computer Network Technology Corporation. *

99.3	Form of Notice of Merger and Appraisal Rights to be mailed to shareholders of record of Inrange Technologies Corporation.*

*	Filed herewith.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2003	INRANGE TECHNOLOGIES CORPORATION

	By	/s/ Gregory T. Barnum Gregory T. Barnum Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION OF EXHIBIT

99.1	Press Release dated May 5, 2003.

99.2	Agreement dated April 6, 2003, among SPX Corporation, a Delaware corporation, Computer Network Technology Corporation, a Minnesota corporation, and Basketball Corporation, a Delaware corporation and wholly owned subsidiary of Computer Network Technology Corporation.

99.3	Form of Notice of Merger and Appraisal Rights to be mailed to shareholders of record of Inrange Technologies Corporation.